Exhibit 99.1

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

Omega Protein Announces Acquisition of Wisconsin Specialty Protein

Strategic Whey Protein Acquisition Expands Capabilities to Provide Healthy Human Nutrition Products for a Healthier World

HOUSTON, TX – February 27, 2013 – Omega Protein Corporation (NYSE:OME), a nutritional ingredient company and the nation's leading producer of omega-3 fish oil and specialty fish meal products, today announced the acquisition of Wisconsin Specialty Protein, a manufacturer of specialty whey protein products headquartered in Madison, Wisconsin.

"We are excited to further execute on our human nutrition growth strategy by expanding our presence in specialty proteins,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “As a highly sought-after and differentiated ingredient, whey protein is a great complement to our existing line of value-added ingredients and advances our goal of providing sustainable, vital nutrition ingredients to the world. This acquisition positions Omega Protein to further leverage our human nutrition business through greater internal innovation, expanded distribution channels and additional strategic capital investment opportunities.”

Wisconsin Specialty Protein produces a variety of value-added whey protein ingredients for the food and nutritional supplement industries, including organic and other specialty protein products, using processes applicable to a variety of nutritional dairy ingredients. The acquisition is expected to be accretive to earnings in 2013.

“Our combination with Omega Protein will fuel our strategy to provide unique, dairy-based nutritional ingredients to the most demanding global customers. We expect our expanded team and capabilities to provide a solid platform for continued innovation," commented Terry Olson, President of Wisconsin Specialty Protein.

Canaccord Genuity acted as exclusive financial advisor to Omega Protein in connection with the transaction, and Robert W. Baird & Co. acted as exclusive financial advisor to Wisconsin Specialty Protein.

About Omega Protein

Omega Protein Corporation is a nutritional ingredient company that serves the human and animal nutrition markets. Omega Protein is the nation's leading vertically integrated producer of omega-3 fish oil and specialty fish meal products, which are made from menhaden, an Omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.  The Company also sells a variety of non-marine ingredients to the dietary supplement industry.

FORWARD LOOKING STATEMENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the business, operations, potential or prospects for WSP, the dietary supplement market or the human health and wellness segment generally; (2) the annual revenues of Wisconsin Specialty Protein for 2013 and future years being different than projected; (3) the acquisition may not be accretive to earnings; (4) WSP’s growth potential and the extent to which it serves as a catalyst for sales of the Company’s products into the human health and wellness segment generally; (5) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products; (6) the impact of worldwide supply and demand relationships on prices for the Company’s products; (7) the Company’s expectations regarding demand and pricing for WSP’s products proving to be incorrect; and (8) the impact of uncertain economic conditions, both in the United States and globally. These and other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form10-Q and Form 8-K.